Exhibit 5.1

Grant Thornton LLP Suite 900 833 - 4th Avenue SW Calgary, AB T2P 3T5
U.S. Securities and Exchange Commission
T (403) 260-2500 F (403) 260-2571 www.GrantThornton.ca

Re:	Compton Petroleum Corporation

We hereby consent to the use of our name in the Amendment No. 1 to the Registration Statement on Form F-10, dated December 14, 2009, (the “Registration Statement”) of Compton Petroleum Corporation, as it appears under the heading “Documents Filed as Part of the Registration Statement”.

We also consent to the use of our reports dated March 20, 2009, incorporated by reference in the Registration Statement.

Calgary, Alberta

December 14, 2009	Chartered Accountants

Audit — Tax — Advisory

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